UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Aebi Schmidt Holding AG
(Exact Name of Registrant as Specified in Its Charter)

Switzerland (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)

Schulstrasse 4
CH-8500 Frauenfeld
Switzerland
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, par value $1.00 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:
333-286373
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereunder are the shares of common stock, par value $1.00 per share, of Aebi Schmidt Holding AG (the “Registrant”).

The description of such securities under the heading “Description of the Capital Stock of the Combined Company and Amended Articles” in the proxy statement/prospectus included in the Registrant’s Registration Statement on Form S-4 (Registration No. 333-286373) initially filed with the Securities and Exchange Commission (the “Commission”) on April 4, 2025, as amended on May 5, 2025 and May 12, 2025, and as thereafter amended from time to time (as so amended, the “Registration Statement”), to which this Form 8-A relates, is hereby incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such description and is subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is also hereby incorporated herein by reference.

Item 2.	Exhibits

Under the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 21, 2025	Aebi Schmidt Holding AG

	By:	/s/ Barend Fruithof
	Name:	Barend Fruithof
	Title:	Group CEO

	By:	/s/ Thomas Schenkirsch
	Name:	Thomas Schenkirsch
	Title:	Head Group Strategic Development